UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, Methode Electronics, Inc. (the “Company”) entered into Retention Award Agreements (the “Retention Agreements”) with the following key executives: Mr. Ronald L.G. Tsoumas, Chief Financial Officer, Ms. Andrea J. Barry, Chief Administrative Officer, Mr. Kevin M. Martin, Vice President, North America and Ms. Kerry A. Vyverberg, General Counsel. The Retention Agreements have a two year term to incentivize retention and continuity of the executive leadership team through the CEO transition period, following the August 31, 2023 announcement regarding plans of Mr. Donald W. Duda, the Company’s President and Chief Executive Officer, to retire after a successor is identified.

Under the terms of the Retention Agreements, each of the aforementioned executives is eligible to receive a cash incentive award if the executive remains employed by the Company and maintains satisfactory job performance through September 12, 2025. The table below sets forth details regarding the incentive awards.

Named Executive Officer	Cash Incentive Award
Ronald L.G. Tsoumas	$500,000
Andrea J. Barry	$750,000
Kevin M. Martin	$440,000
Kerry A. Vyverberg	$425,000

These incentive awards were granted to these key executives as their retention is considered essential for the Company’s successful execution of the near- and longer-term financial and operational milestones, particularly during the new Chief Executive Officer search and subsequent onboarding process.

If the executive is terminated without cause, dies or becomes disabled prior to September 12, 2025, the executive (or his or her estate) is entitled to payment of the full incentive award.  If the executive voluntarily terminates his or her employment for good reason following or during a period pending a change of control, the executive is entitled to payment of the full incentive award. The incentive awards will be forfeited in full, if the executive’s employment is terminated by the Company for cause, or if the executive terminates his or her employment for any reason, other than good reason following a change of control.

The foregoing description of the Retention Agreements is qualified in its entirety by reference to the terms of the Form Retention Award Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Methode Electronics, Inc. (the “Company”) held on September 13, 2023, the stockholders voted on proposals to (i) elect eleven (11) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 27, 2024; (iii) cast an advisory vote on named executive officer compensation (“Say-on-Pay”); and (iv) cast an advisory vote on the frequency of advisory votes on named executive officer compensation (“Say-on-Frequency”).

The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	30,704,791	1,685,156	6,238	1,192,810
David P. Blom	32,083,339	306,704	6,142	1,192,810
Therese M. Bobek	31,255,793	1,134,393	5,999	1,192,810
Brian J. Cadwallader	28,166,943	4,223,000	6,242	1,192,810
Bruce K. Crowther	31,982,995	407,049	6,141	1,192,810
Darren M. Dawson	30,928,906	1,461,157	6,122	1,192,810
Donald W. Duda	32,136,428	252,933	6,824	1,192,810
Janie Goddard	32,131,363	258,818	6,004	1,192,810
Mary A. Lindsey	32,054,926	335,260	5,999	1,192,810
Angelo V. Pantaleo	32,135,025	255,144	6,016	1,192,810
Mark D. Schwabero	31,242,906	1,147,268	6,011	1,192,810

2. Ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm:

	For	Against	Abstain	Broker Non-Votes
	32,411,923	1,155,460	21,612	--

3. Advisory vote to approve the Company’s named executive officer compensation:

	For	Against	Abstain	Broker Non-Votes
	31,368,515	1,010,100	17,570	1,192,810
4. Advisory vote to recommend the frequency of advisory votes on named executive officer compensation:

	1 Year	2 Year	3 Year	Abstain
	29,810,081	3,018	2,568,701	14,385

In light of the outcome of the Say-on-Frequency vote (Proposal 4), the Board of Directors of the Company has determined to hold a Say-on-Pay vote annually until the next required Say-on-Frequency vote.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Form of Retention Bonus Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	September 18, 2023	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer